Exhibit 10.2

October 23, 2024

Ariel Emanuel

Via Email

Dear Ariel,

The purpose of this letter agreement (the “Amendment”) is to memorialize the amendment of certain terms of that certain letter agreement, by and between Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC (“Endeavor Operating Company”), William Morris Endeavor Entertainment, LLC, Wildcat EGH Holdco, L.P., Wildcat OpCo Holdco, L.P. and you, dated as of April 2, 2024 (the “Letter Agreement”), including removal of any eligibility to receive the Asset Sale Bonus. Except as otherwise set forth herein, capitalized terms used herein, but not defined herein, shall have the meaning ascribed to such terms in the Letter Agreement.

The parties hereto agree as follows:

1. Effectiveness. This Amendment shall be effective upon the consummation of the transactions contemplated by that certain Transaction Agreement, dated as of October 23, 2024, by and between IMG Worldwide, LLC, Endeavor Operating Company, Trans World International, LLC, TKO Operating Company, LLC and TKO Group Holdings, Inc. (the “Transaction Agreement” and such transactions, collectively, the “Transaction”). Notwithstanding anything to the contrary herein, this Amendment shall be void and of no force or effect if (i) the Transaction Agreement is terminated or the Transaction is otherwise not consummated for any reason or (ii) if the Merger Agreement is terminated or if the Closing otherwise does not occur.

2. Amendment; Waiver

a. The reference to “Asset Sale Bonus Termination” in the fifth sentence of Section 2 of the Letter Agreement is hereby deleted in its entirety and replaced with “Asset Sale Termination”.

b. Section 3 of the Letter Agreement is hereby amended and restated in its entirety as follows:

“3. Asset Sale.

a.	[Reserved.]

b.

Upon consummation of an Asset Sale, your employment with the Employer Group (other than as set forth in the immediately following sentence) will terminate (an “Asset Sale Termination”) and your participation in any benefit plans and programs will terminate in accordance with their terms (other than any rights to indemnification and expense reimbursement to which you are entitled pursuant to the terms of the applicable governing documentation or pursuant to the terms hereof). For the avoidance of doubt, an Asset Sale Termination will not affect your position as Founder and Executive Chairman of WME or as a member of the EGH Board. Following an Asset Sale Termination, (a) no member of the Employer Group (other than WME) shall have any continuing obligations to you under this Letter Agreement (other than under Sections 4 and 5 of this Letter Agreement and any rights to indemnification and expense reimbursement to which you are entitled pursuant to and subject to the terms hereof), and (b) WME shall be solely responsible for its obligations set forth in Section 2 of this Letter Agreement.

c.	For purposes of this Section 3, the below definitions will apply.

i.

“Affiliate” means, with respect to any entity, any other person or entity that directly or indirectly controls, is controlled by or is under common control with such entity. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise. Notwithstanding the foregoing, any portfolio company (as such term is commonly understood in the private equity industry) of an SL Entity shall not be an Affiliate of any SL Entity.

ii.

“Asset Sale” means the sale or disposition (in one or a series of transactions) of all of, or all except a de minimis portion of, the Reference Assets. The EGH Board shall determine, in good faith, whether an Asset Sale has occurred for purposes of this Letter Agreement.

iii.

“Reference Assets” means the operating businesses and the assets primarily related thereto directly or indirectly owned by the Employer Group as of the Effective Time; provided, that in no event shall WME, TKO, and their respective Subsidiaries and other assets that are primarily related to or necessary for the operation of the businesses of WME, TKO or their respective Subsidiaries constitute Reference Assets.”

c.	The following language in the second sentence of Section 21.a. of the Letter Agreement is hereby deleted in its entirety:

“and Section 3”

d.	Exhibit A of the Letter Agreement is hereby deleted in its entirety.

3. Miscellaneous.

a. Sections 11, 12, 15, 16, 17, 18(c), 19, 20, 23, 24, 28 and 29 of the Letter Agreement shall apply to this Amendment mutatis mutandis. The Letter Agreement, as modified by this Amendment, the Rollover Agreement and any exhibits, schedules or other attachments thereto and any documentation implementing any of the terms hereof and thereof, constitutes the entire understanding between the parties with respect to the subject matter thereof and hereof and supersedes all prior negotiations, discussions and preliminary agreements.

b. This Amendment shall be and hereby is incorporated into and forms a part of the Letter Agreement.

c. Except as expressly provided herein, all terms and conditions of the Letter Agreement shall remain in full force and effect.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

ENDEAVOR GROUP HOLDINGS, INC.

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Chief Financial Officer

ENDEAVOR OPERATING COMPANY, LLC

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Chief Financial Officer

WILLIAM MORRIS ENDEAVOR ENTERTAINMENT, LLC

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Chief Financial Officer

WILDCAT EGH HOLDCO, L.P.

By:	SLP WILDCAT AGGREGATOR GP, L.L.C., its general partner

By:	SILVER LAKE TECHNOLOGY ASSOCIATES VII, L.P., its managing member

By:	SLTA VII (GP), L.L.C., its general partner

By:	SILVER LAKE GROUP, L.L.C., its managing member

By:	/s/ Stephen Evans
Name:	Stephen Evans
Title:	Managing Director

WILDCAT OPCO HOLDCO, L.P.

By:	SLP WILDCAT AGGREGATOR GP, L.L.C., its general partner

By:	SILVER LAKE TECHNOLOGY ASSOCIATES VII, L.P., its managing member

By:	SLTA VII (GP), L.L.C., its general partner

By:	SILVER LAKE GROUP, L.L.C., its managing member

By:	/s/ Stephen Evans
Name:	Stephen Evans
Title:	Managing Director

ACCEPTED:

/s/ Ariel Emanuel
ARIEL EMANUEL